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                                                                   EXHIBIT 99.05


PROXY                                                                      PROXY
                                  MAXIS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        SPECIAL MEETING OF STOCKHOLDERS

 The undersigned stockholder of Maxis, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated July 2, 1997, and hereby appoints Samuel L. Poole and Fred M. Gerson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Maxis, Inc., to be held on July 25, 1997, at 8:00 a.m. at Maxis' corporate headquarters at 2121 N. California Blvd., Suite 600, Walnut Creek, California 94596 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof:

 THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING (INCLUDING WITHOUT LIMITATION FOR PURPOSES OF SOLICITING ADDITIONAL VOTES TO APPROVE THE REORGANIZATION AGREEMENT AND THE MERGER).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

                 (Continued and to be signed on reverse side.)

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                                  MAXIS, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF REORGANIZATION AND APPROVE THE MERGER, WHICH TRANSACTION PROVIDES FOR, AMONG OTHER THINGS, THE MERGER OF VILLAGE ACQUISITION CORPORATION, A WHOLLY OWNED SUBSIDIARY OF ELECTRONIC ARTS INC. AND A DELAWARE CORPORATION, WITH AND INTO MAXIS, INC., WITH THE RESULT THAT MAXIS, INC. WILL BECOME A WHOLLY OWNED SUBSIDIARY OF ELECTRONIC ARTS INC.; THE CONVERSION OF EACH OUTSTANDING SHARE OF MAXIS, INC. COMMON STOCK, PAR VALUE $0.0001 PER SHARE, INTO 0.3644 OF A SHARE OF ELECTRONIC ARTS INC. COMMON STOCK; AND THE ASSUMPTION BY ELECTRONIC ARTS INC. OF ALL OUTSTANDING OPTIONS TO PURCHASE MAXIS, INC. COMMON STOCK, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

                           For      Against    Abstain
                           [_]        [_]        [_]


Please sign exactly as name appears on Proxy

     Dated: _____________________________________________________________ , 1997


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                                   Signature

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                          (Signatures if held jointly)


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                                    (Title)

NOTE: WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CORPORATE OFFICER OR PARTNER, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN COR-PORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.